SPECIMEN STOCK CERTIFICATION

NEEMA INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

COMMON STOCK

Par Value $.001 per Share

CUSIP#  640070 108

SEE REVERSE FOR

CERTAIN DEFINITIONS

SHARES

___________________

___________________

This certifies that

is the owner(s) of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $.001 PAR VALUE, OF

NEEMA INC.

(hereinafter called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by a duly authorized attorney, upon surrender of the Certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation, as amended, and the Bylaws of the Corporation, as amended (copies of which are on file at the office of the Transfer Agent), to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATE:

CORPORATE SEAL

NEEMA INC.	Countersigned:
Island Stock Transfer
/s/ Signature	100 Second Avenue S., Suite 104N
PRESIDENT	St. Petersburg, FL 33701
By:
/s/ Signature	/s/ Signature
TREASURER	TRANSFER AGENT – AUTHORIZED SIGNATURE

(Reverse Side of Certificate)

NEEMA INC.

TRANSFER FEE $25.00 PER NEW CERTIFICATE ISSUED

A FULL STATEMENT OF THE RELATIVE RIGHTS, INTERESTS, PREFERENCES AND

RESTRICTIONS OF EACH CLASS OF STOCK WILL BE FURNISHED BY THE

CORPORATION TO ANY SHAREHOLDER UPON WRITTEN REQUEST, WITHOUT CHARGE.

NOTICE: Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a savings bank), or a trust company. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT		Custodian
TEN ENT	– as tenants by the entities		(Cust)		(Minor)
JT TEN	– as joint tenants with right of survivorship	Under Uniform Gifts to Minors Act
	and net tenants in common			(State)

Additional abbreviations may also be used though not in the above list.

For value received, __________________________________________ hereby sell, assign and transfer unto

Please insert Social Security or other Identifying number of assignee [                      ]

Please print or typewrite name and address

including postal zip code of assignee

___________________________________________________________________________________________________Shares

of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated _______________

X NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.